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FLEX IV                            EXHIBIT 13

                     SCHEDULE OF COMPUTATION OF PERFORMANCE

The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

1.        Standardized Average Annual Total Return

          Assuming experience from the Equity Division, Qualified Plans

          $ 1,000 Purchase Payment on 12/31/95

          A $35 Annual Administrative Fee was charged on each contract anniversary. For this calculation, it is prorated among divisions, with 28% allocated to the Equity Division.

          The Deferred Sales Load for the first $3000 of purchase payments on 12/31/1995 would have been 10%, but this charge may not exceed 8.5% of total purchase payments.

                         Dates                      Accumulation
                                                    Unit
                                                    Values
                         12/31/1995                                   6.66123519
                         12/31/1996                                   7.91265735

          Standardized Average Annual Total Return for the period 12/31/95 -
           12/31/96:                                                  9.31%

               Accumulated Value on 12/31/1996
                    ((1000/6.66123519) x 7.91265735) - (.28 x 35)      $1,178.07
               Ending Redeemable Value on 12/31/1996
                     1178.07 - (.085 x 1000)                           $1,093.07
               Standardized Average Annual Total Return, 12/31/95 -
                     12/31/96  ((  1093.07 / 1000 ) - 1) x 100             9.31%

2.        Percentage Change in Unit Values

          Assuming experience from the Blend Division, Qualified Plans

          Unit Value                    12/31/1995                    3.71194885
          Unit Value                    12/31/1996                    4.17808172

          Percentage Change in Unit Values for 1996                       12.56%

                 ( 4.17808172-3.71194885 ) /3.71194885  x 100

3.        7-day Money Market Yield and Effective Yield, Separate Account 1

          Assuming experience from the Money Market Division
          For the period ending 12/31/95

                 Unit Value          12/24/96           2.11138968
                 Unit Value          12/26/96           2.11181627
                 Unit Value          12/31/96           2.11288349

          To get the change in value from 12/24/96 to 12/26/96, take 100% of the change from 12/24/96 to 12/26/96:
          ((2.11181627/2.11138968)-1)(1.0)                              0.000202


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          Change in value from 12/26/96 to 12/31/96:
          (2.11288349/2.11181627)-1                                     0.000505
          Combine to get change in value from 12/24/96 to 12/31/96:
          (0.000202+0.000505)                                           0.000707

          Yield:                      .000707 x (366/7) x 100 =            3.70%
          Effective Yield:            ((1.000707)/\(366/7)-1)x100 =        3.76%
                                          The symbol /\ is being used to denote
                                      exponentiation.


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